EDGAR  EXHIBIT  14

                                                                      Exhibit 14


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Calvert Large Cap Growth Fund, a series of Calvert Impact Fund, Inc., on Form N-14 ("Registration Statement") of our reports dated August 23,
1999, relating to the financial statements and financial highlights of each of the portfolios constituting Bridgeway Fund, Inc., which appear in the June 30, 1999 Annual Report to Shareholders of Bridgeway Fund, Inc., which is also incorporated by reference into the Registration Statement.

/s/  PRICEWATERHOUSECOOPERS,  L.L.P.
Houston,  Texas
September  26,  2000